                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                            ______________________

                                   FORM 8-K
                                CURRENT REPORT
    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


        DATE OF REPORT (Date of earliest event reported): April 2, 1999

                       COMMISSION FILE NUMBER 000-22647
                       --------------------------------

                        PERITUS SOFTWARE SERVICES, INC.
                        ------------------------------
              (Exact Name of Registrant as Specified in Charter)


       Massachusetts                                           04-3126919
-------------------------                             -------------------------
(State or Other                                            (I.R.S. Employer
Jurisdiction of Incorporation)                             Identification No.)




Two Federal Street, Billerica, Massachusetts                   01821-3540
--------------------------------------------          --------------------------
  (Address of Principal Executive Offices)                     (Zip Code)



                                (978) 670-0800
                                --------------
             (Registrant's Telephone Number, Including Area Code)

                                Not Applicable
                                --------------
             (Former Name, Former Address and Former Fiscal Year,
                         if Changed Since Last Report)
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Item 5.  Other Events.
         -------------

On April 2,1999, Peritus Software Services, Inc. (the "Company") announced that Dominic K. Chan resigned his offices as President and Chief Executive Officer and as a member of the Board of Directors of the Company. The Board of Directors immediately appointed John Giordano, the Company's Chief Financial Officer and Vice President, Finance to the additional positions of President and Chief Executive Officer.

The Company also announced that it was reducing its workforce by approximately 40 people. The reductions are concentrated in the areas of Sales, Marketing, and Year 2000 delivery. There are no reductions in the area of outsourcing service delivery. After the reductions, the Company will have limited Sales resources and limited Year 2000 resources outside of what is required to meet current support obligations. The restructuring charge associated with the reduction is estimated to be $250,000.


The details of the announcement are set forth in Exhibit 99 attached hereto.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
         -------------------------------------------------------------------

(a)  Financial Statements.

     None.

(b)  Pro Forma Financial Information.

     None.

(c)  Exhibits.

     99.  Press Release dated April 2, 1999.

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 20, 1999

                                    Peritus Software Services, Inc.

                                    By: /s/ John  Giordano
                                        ----------------------------------------
                                    Name:  John  Giordano
                                    Title: President and Chief Financial Officer
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                                 EXHIBIT INDEX


EXHIBIT NO.                   DESCRIPTION
----------                    -----------

    99            Press Release dated April 2, 1999